Exhibit 99.1

Broadridge Financial Solutions Appoints John Hogan President

NEW YORK — April 12, 2007 — The Board of Directors of Broadridge Financial Solutions, Inc. (NYSE: BR) has appointed John Hogan to the position of President of Broadridge, CEO Rich Daly announced today. This promotion, which is in addition to his role as Chief Operating Officer, recognizes John’s critical role, his strong leadership and his high level of responsibility across all facets of Broadridge’s business.

Before assuming the role of Chief Operating Officer of Broadridge, John was Division Co-President of the Brokerage Services Group of Automatic Data Processing, Inc. (NYSE: ADP), the business that was spun off by ADP on March 30, 2007 to create Broadridge. In that role, John was the architect of Broadridge’s entry into the clearing and outsourcing businesses, which allowed Broadridge to create a new strategy that enables it to offer any brokerage firm, regardless of size, the appropriate range of outsourcing services to best meet its individual needs on one technology platform – service bureau, full business process outsourcing, or correspondent clearing. Prior to his role as Division President, he was Senior Vice President/COO of ADP’s Investor Communication Services Division, now known as Broadridge Investor Communication Solutions.

Commenting on the appointment, Mr. Daly stated, “John is a proven leader in every aspect of the brokerage processing industry – regulatory, technology and operations. He has a demonstrated record of success in inspiring people and enabling organizations to achieve their full potential. On a more personal note, I have worked with John for many years in multiple capacities and I could not be happier about this well deserved recognition.”

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About Broadridge

Broadridge is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our integrated systems and services include investor communication, securities processing, and clearing and outsourcing solutions. Broadridge offers a broad, integrated suite of innovative global solutions across the investment lifecycle and provides a wide range of cost-effective and scalable solutions to the financial industry. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the impact of Broadridge’s separation from ADP on the clients, employees and other aspects of Broadridge’s business; Broadridge’s cost structure and capital structure as a stand-alone company, including its credit ratings and indebtedness; Broadridge’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating registered clearing agencies and broker-dealers; overall market and economic conditions; competitive conditions; financial market activity; changes in technology; availability of skilled technical employees and the impact of new acquisitions and divestitures. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:

Marvin Sims

Broadridge

(212) 981-1427

marvin.sims@broadridge.com

Media:

Dorothy Friedman

Broadridge

(212) 918-6920

dorothy.friedman@broadridge.com